UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2026

Applied Optoelectronics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36083	76-0533927
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13139 Jess Pirtle Blvd.
Sugar Land, Texas 77478

(Address of principal executive offices and zip code)

(281) 295-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Trading Name of each exchange on which registered
Common Stock, Par value $0.001	AAOI	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

The Audit Committee (the “Committee”) of the Board of Directors of Applied Optoelectronics, Inc. (the “Company”) recently completed a competitive selection process, inclusive of the Company’s current independent registered public accounting firm, Grant Thornton LLP (“Grant Thornton”), to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Following the review and evaluation of the proposals of the participating firms, on May 4, 2026, the Committee approved the dismissal of Grant Thornton as the Company’s independent registered public accounting firm. Grant Thronton was previously engaged to perform a review of the Company’s consolidated financial statements for the quarter ending March 31, 2026. The dismissal of Grant Thornton does not affect its engagement for the quarter ending March 31, 2026.

Grant Thornton’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2025 and 2024 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended December 31, 2025 and 2024 and the subsequent interim period through May 4, 2026, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference thereto in their reports.

There were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) during either of the years ended December 31, 2024 and 2025, and the subsequent interim period through May 4, 2026, except for the material weakness in the Company’s operation of controls over its review of technical accounting analysis, as first disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which material weakness was remediated as of December 31, 2025.

The Company provided Grant Thornton with a copy of this Current Report on Form 8-K prior to its filing with the United States Securities and Exchange Commission (the “SEC”) and requested that Grant Thornton furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein, as specified by Item 304(a)(3) of Regulation S-K. A copy of Grant Thornton’s letter, dated May 8, 2026, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm

As a result of the process noted above and following the review and evaluation of proposals from all participating firms, on May 4, 2026, the Committee approved the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

During the fiscal years ended December 31, 2025 and 2024 and the subsequent interim period through May 4, 2026, neither the Company nor anyone on its behalf consulted with PwC regarding the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that would have been rendered on the Company’s consolidated financial statements, or any matter that was the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or any “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) or any other matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Grant Thornton’s letter

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED OPTOELECTRONICS, INC.

By:	/s/ Stefan J. Murry
Stefan J. Murry
Chief Financial Officer

Date: May 8, 2026

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